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                                                                    EXHIBIT 23.5

                         [THE FINDLEY GROUP LETTERHEAD]

                                                                November 2, 1998



Western Sierra Bancorp
4011 Plaza Goldorado Circle
Cameron Park, California 95682


Gentlemen:


We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of Western Sierra Bancorp in connection with the acquisition of Lake Community Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.

\                                             Sincerely,

                                              THE FINDLEY GROUP


                                               By: /s/ GARY FINDLEY
                                                   -----------------------------
                                                   Gary Steven Findley, Director